Randgold Resources Limited
Incorporated in Jersey, Channel Islands
Registration Number 62868
LSE Trading Symbol: RRS
Nasdaq Trading Symbol: GOLD

Randgold Resources Block Listing

Application has been made to the London Stock Exchange and the UK Listing
Authority for a block listing of 600,000 ordinary shares of a par value of
US$0.05 each to be admitted to the Official List. These shares will rank pari passu with the existing shares in issue.

The additional shares are to be issued as a result of future exercises under the
Randgold Resources Limited Share Option Scheme.

                                     FORM 1

               APPLICATION FOR ADMISSION OF SECURITIES TO TRADING

This form of application should be submitted to Company Services, London Stock
Exchange, Old Broad Street, London EC2N 1HP, to arrive no later than 2 BUSINESS
DAYS PRIOR to the consideration of the application for admission to trading.

TO: LONDON STOCK EXCHANGE

                             ---------------------------
1.     FULL NAME OF ISSUER:   RANDGOLD RESOURCES LIMITED
                             ---------------------------

       hereby applies for the following securities to be admitted to trading on the London Stock Exchange subject to the Admission & Disclosure Standards
       ("the Standards").

2.     AMOUNT AND FULL DESCRIPTION OF EACH CLASS OF SECURITY FOR WHICH
       APPLICATION IS NOW BEING MADE: Example: 30,000,000 ordinary shares of 20 pence each fully paid. Where the securities are to be issued under an issuance programme, please give a description of the programme and the maximum amount of securities that may be admitted to trading at any one time.

       -------------------------------------------------------------------------

       600,000 (six hundred thousand) ordinary par value shares of US$0.05 (five
       United States cents)

       -------------------------------------------------------------------------

3.     TYPE OF ISSUE FOR WHICH APPLICATION IS BEING MADE: Example: Bonus,
       Rights, Placing, Open Offer, Block listing, Eurobond, MTN Programme

       -------------------------------------------------------------------------
       Block listing
       -------------------------------------------------------------------------

4.     ARE THE SECURITIES FOR WHICH APPLICATION IS NOW MADE IDENTICAL* IN ALL
       RESPECTS

                                                                       ---------
       (a)    WITH EACH OTHER?                                          YES
                                                                       ---------

                                                                       ---------
       (b)    WITH AN EXISTING CLASS OF SECURITY?                       YES
                                                                       ---------

       IF YOU ANSWERED NO TO EITHER QUESTION HOW DO THE SECURITIES DIFFER AND
       WHEN WILL THEY BECOME IDENTICAL?

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

5.     DEFINITIVE CERTIFICATES (OR WHERE RELEVANT DEFINITIVE BEARER SECURITIES)
       IN RESPECT OF THE SECURITIES FOR WHICH APPLICATION TO TRADING IS NOW
       SOUGHT WERE/WILL BE ISSUED ON:

                                                 -------------------------------
                                                 DATE: FRIDAY, 24 SEPTEMBER 2004
                                                 -------------------------------

       PLEASE INDICATE WHETHER THE CERTIFICATES ARE IN REGISTERED OR BEARER
       FORM:

                                                 -------------------------------
                                                          REGISTERED
                                                 -------------------------------

NOTE IN RELATION TO QUESTION 4:

* IDENTICAL  means in this context:

(a)      the securities are of the same nominal value with the same amount called or paid up;

(b)      they are entitled to dividend/interest at the same rate and for the same period, so that at the next ensuing distribution, the dividend/interest payable per unit will amount to exactly the same sum
         (gross and net); and

(c)      they carry the same rights as to unrestricted transfer, attendance and voting at meetings and are pari passu in all other respects.

If the securities are not identical, but will so become in the future, definitive certificates issued before that date must be enfaced with a note to this effect.

                                       --------------
DEFAULT PLACE OF SETTLEMENT (SYSTEM):   CERTIFICATED
                                       --------------

DECLARATION

We acknowledge our obligations under the Standards. Accordingly we declare that:

(a)      all the conditions for trading in the Standards which are required to be fulfilled prior to application have been fulfilled in relation to the issuer and the securities for the admission of which application is now made;

(b)      all the documents and information required to be included in the application have been or will be supplied in accordance with the
         Standards and all other requirements of the Exchange in respect of the application have been or will be complied with; and

(c)      (for new applicants only) the issuer is in compliance with the requirements of any securities regulator that regulates it and/or any stock exchange on which it has its securities traded.

We undertake to comply with the Standards as published by the London Stock
Exchange from time to time.

        ------------------------------------        ---------------------------
SIGNED:                                       DATE:   20 September 2004
        ------------------------------------        ---------------------------

Director or secretary or other duly authorised officer, for and on behalf of

                 --------------------------------------------------------------
NAME OF ISSUER   Randgold Resources Limited
                 --------------------------------------------------------------

                                             ----------------------------------
APPLICATION TO BE CONSIDERED ON (DATE):         Thursday, 23 September 2004
                                             ----------------------------------

                                             ----------------------------------
DEALINGS EXPECTED TO COMMENCE ON (DATE):        Friday, 24 September 2004
                                             ----------------------------------

CONTACT AT THE ISSUER:

                                             ----------------------------------
Name:                                           David Haddon
                                             ----------------------------------

                                             ----------------------------------
Email address:                                  Dhaddon@randgoldresources.com
                                             ----------------------------------

                                             ----------------------------------
Telephone number:                               0027 11 481 7214
                                             ----------------------------------

CONTACT AT NOMINATED REPRESENTATIVE (IF APPLICABLE):

                                             ----------------------------------
Name:                                           Mr. Murdo Montgomery
                                             ----------------------------------

                                             ----------------------------------
Email address:                                  Murdo.montgomery@hsbcib.com
                                             ----------------------------------

                                             ----------------------------------
Telephone number:                               020 7992 2177
                                             ----------------------------------

PLEASE INDICATE WHETHER YOU WOULD LIKE THE ABOVE INFORMATION TO BE ADDED TO THE
EXCHANGE'S MAILING LIST IN ORDER TO RECEIVE INFORMATION ON EXCHANGE PRODUCTS,
SERVICES AND NEWS. YES / NO

 PLEASE ENSURE ALL SECTIONS OF THIS FORM HAVE BEEN COMPLETED BEFORE SUBMITTING

                                   SCHEDULE 3A

          APPLICATION FOR ADMISSION OF SECURITIES TO THE OFFICIAL LIST
                          (SHARES AND DEBT SECURITIES)

This form of application for admission of securities to the Official List should be suitably adapted for an issuer which is not a public limited company. Please note that admission to the Official List will be simultaneous with admission to trading on a Recognised Investment Exchange (RIE). You will need to complete a separate application form to apply for trading on the RIE.

To: UK Listing Authority                                     20 September 2004

DETAILS OF SECURITIES TO BE LISTED

--------------------------------------------------------------------------------

RANDGOLD RESOURCES LIMITED ("the issuer") hereby applies for the securities detailed below to be admitted to the Official List of the UK Listing Authority subject to the listing rules of the UK Listing Authority.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SHARE CAPITAL

--------------------------------------------------------------------------------
Authorised                 Denomination            Issued and paid up (inclusive
                                                        of present issue)
--------------------------------------------------------------------------------
80 000 000           in      US$0.05                       59 747 370

--------------------------------------------------------------------------------
                     in

--------------------------------------------------------------------------------
                     in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
US$8 000 000                                            US$2 987 368.50

--------------------------------------------------------------------------------
(Please include in brackets those shares listed under block listing procedures but not yet allotted)

--------------------------------------------------------------------------------
DEBT SECURITIES

--------------------------------------------------------------------------------
Nominal value                          Redemption date            Coupon
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[L]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please specify where the issuer is listed and the nature of the listing

--------------------------------------------------------------------------------
Primary    LONDON STOCK EXCHANGE

--------------------------------------------------------------------------------
Secondary   NASDAQ NATIONAL MARKET

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please specify on which RIEs the issuer has applied to have its securities traded

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Not applicable

--------------------------------------------------------------------------------
Amounts and descriptions of securities for which application is now being made
(include distinctive numbers if any)

--------------------------------------------------------------------------------
600 000 (SIX HUNDRED THOUSAND) ORDINARY PAR VALUE SHARES OF US$0.05 (FIVE UNITED
STATES CENTS) EACH

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Type of issue for which application is being made

--------------------------------------------------------------------------------
BLOCK LISTING - ORDINARY SHARES AND AMERICAN DEPOSITARY RECEIPTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONFIRMATION

--------------------------------------------------------------------------------
We acknowledge our obligations under the listing rules and the legal implications of listing under the Financial Services and Markets Act 2000.
Accordingly we confirm that:

--------------------------------------------------------------------------------
(a) all the conditions for listing in the listing rules which are required to be fulfilled prior to application have been fulfilled in relation to the issuer and the securities for the admission of which application is now made;

--------------------------------------------------------------------------------
(b) all information required to be included in the listing particulars/
prospectus* has been included therein, or, if the final version has not yet been submitted (or approved), will be included therein before it is so submitted; and

--------------------------------------------------------------------------------
(c) all the documents and information required to be included in the application have been or will be supplied in accordance with the listing rules and all other requirements of the UK Listing Authority in respect of the application have been or will be complied with.

--------------------------------------------------------------------------------
We undertake to comply with the listing rules from time to time of the UK
Listing Authority so far as applicable to the issuer.

--------------------------------------------------------------------------------
We undertake to lodge with you the declaration required pursuant to paragraph
7.8(i) of the listing rules of the UK Listing Authority in due course.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Signed

--------------------------------------------------------------------------------
Director or secretary or other duly authorised officer for and on behalf of

--------------------------------------------------------------------------------
Name of issuer   RANDGOLD RESOURCES LIMITED

--------------------------------------------------------------------------------
TO BE COMPLETED IN ALL CASES

--------------------------------------------------------------------------------
Application to be heard on:                               THURSDAY, 23 JULY 2004

--------------------------------------------------------------------------------
Admission expected to be effective on:                    FRIDAY, 24 JULY 2004

--------------------------------------------------------------------------------
Name(s) of contact(s) at issuer regarding the
application  DAVID HADDON

--------------------------------------------------------------------------------
Telephone number:  002711 481 7214

--------------------------------------------------------------------------------